INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually, a "Pledgor and Guarantor" and, collectively, the "Pledgors and Guarantors") and CITICORP USA, Inc., a Delaware corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., as trustee (in such capacity, the "Trustee")and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (the "Guarantee Agreement"), among the Issuer, the Pledgors and Guarantors and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined in the Indenture, in the Restructuring Agreement.

The Holders have agreed to purchase the Notes upon the terms and subject to the conditions specified in the Restructuring Agreement and the Indenture. The Issuer has agreed to issue such Notes upon the terms and subject to the conditions specified in the Indenture and the Restructuring Agreement. The Pledgors and Guarantors have guaranteed the Indenture Obligations (as defined in the Guarantee Agreement) on a senior subordinated basis pursuant to the Guarantee Agreement; the Pledgors and Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees pursuant to (a) the Pledge Agreement and (b) the Security Agreement. The obligations of the Holders to purchase the Notes are conditioned on, among other things, the execution and delivery by the Issuer and the Pledgors and Guarantors of an agreement in the form hereof.

Accordingly, the Issuer, each Pledgor and Guarantor and the Collateral Agent agree as follows:

SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Pledgors and Guarantors may have under applicable law (but subject to Section 3), the Issuer agrees that (a) in the event a payment shall be made by any Pledgor and Guarantor under the Guarantee Agreement, the Issuer shall indemnify such Pledgor and Guarantor for the full amount of such payment and such Pledgor and Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Pledgor and Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Issuer shall indemnify such Pledgor and Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 2. Contribution and Subrogation. Each Pledgor and Guarantor (a "Contributing Pledgor and Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Pledgor and Guarantor under the Guarantee Agreement or assets of any other Pledgor and Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Pledgor and Guarantor (the "Claiming Pledgor and Guarantor") shall not have been fully indemnified by the Issuer as provided in Section 1, the Contributing Pledgor and Guarantor shall indemnify the Claiming Pledgor and Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Pledgor and Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Pledgors and Guarantors on the date hereof (or, in the case of any Pledgor and Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Pledgor and Guarantor). Any Contributing Pledgor and Guarantor making any payment to a Claiming Pledgor and Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Pledgor and Guarantor under Section 1 to the extent of such payment.

SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of each of the Pledgors and Guarantors under Sections 1 and 2 and all other rights of each of the Pledgors and Guarantors in respect of indemnity, contribution or subrogation from the Issuer or any Pledgor and Guarantor under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Indenture Obligations which are then due and payable whether at maturity, by acceleration or otherwise. No failure on the part of the Issuer or any Pledgor and Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Pledgor and Guarantor with respect to its obligations hereunder, and each Pledgor and Guarantor shall remain liable for the full amount of the obligations of such Pledgor and Guarantor hereunder.

SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Indenture Obligation is outstanding and has not been indefeasibly paid in full in cash and so long as any Note is outstanding, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Indenture Obligation is rescinded or must otherwise be restored by any Secured Party or any Pledgor and Guarantor upon the bankruptcy or reorganization of the Issuer, any Pledgor and Guarantor or otherwise.

SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Pledgor and Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Pledgor and Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Pledgors and Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the Issuer, the Pledgors and Guarantors and the Collateral Agent, subject to any consent required in accordance with Article 10 of the Indenture.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Issuer nor any Pledgor and Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the consent required in accordance with Article 10 of the Indenture. Notwithstanding the foregoing, at the time any Pledgor and Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Indenture, such Pledgor and Guarantor will cease to have any rights or obligations under this Agreement.

SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Issuer and each Pledgor and Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Pledgor and Guarantor, shall survive the issuance by the Issuer of the Notes and shall continue in full force and effect as long as the principal of or any accrued interest on any Notes or any other fee or amount payable under the Indenture, the Notes or this Agreement or under any of the other Transaction Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

(b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Pledgor and Guarantor when a counterpart bearing the signature of such Pledgor and Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11. Rules of Interpretation. The rules of construction specified in Section 1.03 of the Indenture shall be applicable to this Agreement.

SECTION 12. Additional Pledgors and Guarantors. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into an agreement in the form hereof as a Pledgor and Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Pledgor and Guarantor hereunder with the same force and effect as if originally named as a Pledgor and Guarantor hereunder. The execution and delivery of any instrument adding an additional Pledgor and Guarantor as a party to this Agreement shall not require the consent of any Pledgor and Guarantor hereunder. The rights and obligations of each Pledgor and Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor and Guarantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

MEMC ELECTRONIC MATERIALS, INC. By:___/s/ James M. Stolze________________ Name: James M. Stolze Title: Executive Vice President, Chief Financial Officer
By:__ /s/ Kenneth L. Young________________ Name: Kenneth L. Young Title: Treasurer

EACH OF THE OTHER SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as a Pledgor and Guarantor

By:___/s/ Kenneth L._Young________________
Name: Kenneth L. Young, in his capacity as
Treasurer for each of the Subsidiaries listed
on Schedule I hereto

CITICORP USA, Inc., as Collateral Agent By:___/s/ Edward T. Crook_________________ Name: Edward T. Crook Title: Managing Director and Vice President

Schedule I to the
Indemnity, Subrogation and
Contribution Agreement

PLEDGOR AND GUARANTOR
Name	Address

Annex 1 to the
Indemnity, Subrogation and
Contribution Agreement

SUPPLEMENT NO. [ ] dated as of [ ], to the Indemnity, Subrogation and Contribution Agreement dated as of November 13, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually, a "Pledgor and Guarantor" and, collectively, the "Pledgors and Guarantors") and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (the "Guarantee Agreement") among the Issuer, the Pledgors and Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Indenture.

C. The Issuer, each Pledgor and Guarantor and the Collateral Agent have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Holders to purchase the Notes. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Pledgor and Guarantor upon becoming a Domestic Subsidiary. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Pledgors and Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor and Guarantor") is executing this Supplement in accordance with the requirements of the Indenture to become a Pledgor and Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Holders to purchase the Notes and as consideration for Notes previously purchased.

Accordingly, the Collateral Agent and the New Pledgor and Guarantor agree as follows:

SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Pledgor and Guarantor by its signature below becomes a Pledgor and Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Pledgor and Guarantor and the New Pledgor and Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Pledgor and Guarantor thereunder. Each reference to a "Pledgor and Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Pledgor and Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor and Guarantor represents and warrants to the Collateral Agent, the Issuer and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Pledgor and Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

SECTION 8. The New Pledgor and Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Pledgor and Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[NAME OF NEW PLEDGOR AND GUARANTOR] By_________________________________ Name: Title:
CITICORP USA, INC., as Collateral Agent By_________________________________ Name: Title:

Schedule I to Supplement No. [ ]
to the Indemnity, Subrogation and
Contribution Agreement

PLEDGOR AND GUARANTOR
Name	Address